Exhibit 99.1
BALLY’S CORPORATION ANNOUNCES FIRST QUARTER 2024 RESULTS

PROVIDENCE, R.I., - May 1, 2024 - Bally’s Corporation (NYSE: BALY) today reported financial results for the first quarter ended March 31, 2024.

First Quarter 2024 Financial Highlights

•Company-wide revenue of $618.5 million, an increase of 3.3% year-over-year
•Casinos & Resorts revenue of $342.3 million, up 4.1% year-over-year
•International Interactive revenue of $234.7 million, down (4.4)% year-over-year
•North America Interactive revenue of $41.5 million, up 70.2% year-over-year
•Successfully launched iGaming in Rhode Island as sole provider
•Closed Tropicana Las Vegas to prepare for the Las Vegas A’s relocation to a portion of our Tropicana site

Summary of Financial Results

	Quarter Ended March 31,
(in thousands)	2024	2023
Consolidated Revenue	$618,482	$598,720
Casinos & Resorts Revenue	342,329	328,786
International Interactive Revenue	234,683	245,572
North America Interactive Revenue	41,470	24,362
Net (loss) income	(173,914)	178,336
Adjusted EBITDAR(1)	148,115
________________________________
(1)    Refer to tables in this press release for a reconciliation of this non-GAAP financial measure to the most directly comparable measure calculated in accordance with GAAP.

Robeson Reeves, Bally’s Chief Executive Officer, commented, “Bally’s is off to a solid start in 2024, driven by revenue growth in our Casinos & Resorts and North America Interactive segments. While International Interactive revenues fell 4.4% year-over-year in the aggregate, our core UK interactive operations grew revenues 12% (7% on a constant currency basis) as our strategies play out reflecting the initiatives we adopted in contemplation of the White Paper implementation in the UK. On a consolidated basis, revenues in the first quarter grew 3.3% year-over-year to $618.5 million.

“Casinos & Resorts revenues rose 4.1% year-over-year inclusive of the contribution from the Chicago Temporary Casino and the winding down of the Tropicana Las Vegas. Adjusted EBITDAR for the segment declined, due to the impact of weather in January and adverse hold in several markets. Furthermore, construction to the Providence Bridge in Rhode Island impacted access to our largest Casinos & Resorts profit center at Twin River, and we also saw an impact from the continued deleveraging of operations after announcing the pending shut-down of the Tropicana.

“International Interactive revenues declined by 4.4% year-over-year to $234.7 million, primarily driven by operations outside the UK. This reflects our strategic shift initiated last year, where we focused on maximizing profit yield instead of pursuing uneconomic growth, resulting in challenging year-over-year revenue comparisons. Importantly, Adjusted EBITDAR grew 4.0% year-over-year, despite the lower prior period revenue comps, as work to optimize our marketing investments and cost structure reductions continue to boost segment profitability. In the UK, we took advantage of the uncertainties created by the White Paper and continued our online iGaming market share gains, resulting in strong revenue growth. As the year progresses, we look forward to the launch of online sports betting (“OSB”) in the UK to complement our iGaming offering and add another customer acquisition funnel. Outside the UK, we believe our operations in Spain are well positioned to benefit from the recent removal of advertising restrictions, which will enable us to increase our investment in faster growth. We also anticipate the further stabilization of our operations in Asia with an enhanced OSB offering to complement our existing portfolio.

“North America Interactive generated first quarter revenues of $41.5 million, up 70.2% year-over-year, and an Adjusted EBITDAR loss of $10.2 million. Results for this segment were in-line with our expectations and reflect our guidance for 2024 segment performance targets. Importantly, our iGaming operations in New Jersey and Pennsylvania continue to gain market share. We also successfully launched iGaming in Rhode Island in early March. iGaming revenues in Rhode Island have ramped nicely through April in accordance with expectations, and we believe this momentum will continue to build through the balance of 2024.”

George Papanier, Bally’s President, added, “Our strategies to ramp operations and grow revenue at the Chicago Temporary Casino are yielding positive results, with the top-line improving month-on-month throughout the first quarter. Key drivers include the ongoing introduction of enhanced VIP amenities and improved access to the property via expanded shuttle service. We expect to build on our success with continued momentum into the spring and summer months. We are very quickly approaching July, which is when we gain control of the River North campus and can begin the development of our Chicago Permanent Casino. Beyond Chicago, we launched in-person and online sports wagering under the Bally Bet brand at our Evansville property in Indiana and announced that we will enhance our Atlantic City property through the addition of a new VIP lounge and new steakhouse concept later this summer. We remain optimistic that the margin and hold related headwinds which impacted our Casinos & Resorts portfolio in the first quarter will moderate as the year progresses, leading to margin improvement.

“Tropicana Las Vegas officially closed on April 2nd, and we are currently preparing the building for demolition later this year. This will allow the Las Vegas A’s to begin their stadium development and keep pace with their plans to play at their new Las Vegas stadium beginning with the 2028 Major League Baseball season. While working with the team, we continue to evaluate our development options for the remainder of the Tropicana site.”

Marcus Glover, Bally’s Chief Financial Officer, concluded, “Our financial results for the first quarter of 2024 demonstrate the strength of our diversified business segments. Bally’s operating teams remain focused on reducing expenses and enhancing operating efficiency. We are evaluating all business areas and implementing initiatives to streamline or centralize operations where it makes sense. Overall, we made progress on several of these initiatives in the first quarter and are looking forward to the promising opportunities that lie ahead.”

2024 Guidance

The Company’s annual guidance remains unchanged with expectations for 2024 revenues in a range of $2.5 billion to $2.7 billion and Adjusted EBITDAR in a range of $655 million to $695 million. The full year guidance includes the impact of the Tropicana Las Vegas closure and contemplates the continued ramp of the Chicago Temporary Casino, coupled with growth in the Company’s International Interactive business, and the revenue ramp from the introduction of iGaming operations in Rhode Island.

Bally’s guidance is based on current plans and expectations and contains several assumptions. The guidance is subject to a number of known and unknown uncertainties and risks, including those discussed under “Cautionary Note Regarding Forward Looking Statements” set forth below.

Reconciliation of GAAP Measures to Non-GAAP Measures

To supplement the financial information presented on a generally accepted accounting principles (“GAAP”) basis, Bally’s has included in this earnings release non-GAAP financial measures for consolidated Adjusted EBITDA and segment Adjusted EBITDAR, which exclude certain items described below. The reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures are presented in the tables appearing below.

“Adjusted EBITDA” is earnings, or loss, for Bally’s, or where noted Bally’s reportable segments, before, in each case, interest expense, net of interest income, provision (benefit) for income taxes, depreciation and amortization, non-operating (income) expense, acquisition and other transaction related costs, share-based compensation, and certain other gains or losses as well as, when presented for Bally’s reporting segments, an adjustment related to the allocation of corporate costs among segments.

“Segment Adjusted EBITDAR” is Adjusted EBITDA (as defined above) for Bally’s reportable segments, plus rent expense associated with triple net operating leases for the real estate assets used in the operation of the Bally’s casinos and the assumption of the lease for real estate and land underlying the operations of the Bally’s Lake Tahoe property. For the International Interactive, North America Interactive, and Other segments, Segment Adjusted EBITDAR and segment Adjusted EBITDA are equivalent due to a lack of triple net operating lease for real estate assets used in those segments.

Management has historically used consolidated Adjusted EBITDA and segment Adjusted EBITDAR when evaluating operating performance because Bally’s believes that these metrics are necessary to provide a full understanding of Bally’s core operating results and as a means to evaluate period-to-period performance. Management also believes that consolidated Adjusted EBITDA and segment Adjusted EBITDAR are measures that are widely used for evaluating operating performance of companies in Bally’s industry and a principal basis for valuing such companies as well. Consolidated Adjusted EBITDAR is used outside of our financial statements solely as a valuation metric. Management believes Consolidated Adjusted EBITDAR is an additional metric traditionally used by analysts in valuing gaming companies subject to triple net leases since it eliminates the effects of variability in leasing methods and capital structures. Consolidated Adjusted EBITDA and segment Adjusted EBITDAR should not be construed as alternatives to GAAP net income as an indicator of Bally’s performance. In addition, consolidated Adjusted EBITDA or segment Adjusted EBITDAR as used by Bally’s may not be defined in the same manner as other companies in Bally’s industry, and, as a result, may not be comparable to similarly titled non-GAAP financial measures of other companies.

Bally’s does not provide a reconciliation of Adjusted EBITDAR on a forward-looking basis to net income, its most comparable GAAP financial measure, because Bally’s is unable to forecast the amount or significance of certain items required to develop meaningful comparable GAAP financial measures without unreasonable efforts. These items include depreciation, impairment charges, gains or losses on retirement of debt, acquisition, integration and restructuring expenses, interest expense, share-based compensation expense, professional and advisory fees associated with Bally’s capital return program and variations in effective tax rate, which are difficult to predict and estimate and are primarily dependent on future events, but which are excluded from Bally’s calculation of Adjusted EBITDAR. Bally’s believes that the probable significance of providing this forward-looking valuation metric without a reconciliation to the most directly comparable GAAP metric, is that investors and analysts will have certain information that Bally’s believes is useful and meaningful in valuing its business. Investors are cautioned that Bally’s cannot predict the occurrence, timing or amount of all non-GAAP items that may be excluded from Adjusted EBITDAR in the future. Accordingly, the actual effect of these items, when determined, could potentially be significant to the calculation of Adjusted EBITDAR.

First Quarter Conference Call

Bally’s first quarter 2024 earnings conference call and audio webcast will be held today, Wednesday, May 1, 2024, at 4:30 p.m. EDT. To access the conference call, please dial (888) 632-3384 (U.S. toll-free) and reference conference ID BALYQ124. The webcast of the call will be available to the public, on a listen-only basis, via the Internet at the Investors section of Bally’s website at www.ballys.com. An online archive of the webcast will be available on Bally’s website for 120 days. Supplemental materials have also been posted to the Investors section of the website under Events & Presentations.

About Bally’s Corporation

Bally's Corporation is a global casino-entertainment company with a growing omni-channel presence. It currently owns and manages 15 casinos across 10 states, a golf course in New York, a horse racetrack in Colorado, and has access to OSB licenses in 18 states. It also owns Bally's Interactive International, formerly Gamesys Group, a leading, global, online gaming operator, Bally Bet, a first-in-class sports betting platform, and Bally Casino, a growing iCasino platform.

With 9,900 employees, the Company's casino operations include approximately 15,000 slot machines, 550 table games and 3,900 hotel rooms. Upon completing the construction of a permanent casino facility in Chicago, IL, and a land-based casino near the Nittany Mall in State College, PA, Bally's will own and/or manage 16 casinos across 11 states. Bally’s also has rights to developable land in Las Vegas post the closure of the Tropicana. Its shares trade on the New York Stock Exchange under the ticker symbol "BALY".

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “plan” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by Bally’s in this press release, its reports filed with the Securities and Exchange Commission (“SEC”) and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for Bally’s to predict or identify all such events or how they may affect it. Bally’s has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include those included in Bally’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by Bally’s with the SEC. These statements constitute Bally’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Investor Contact	Media Contact
Marcus Glover	James Leahy, Joseph Jaffoni, Richard Land
Chief Financial Officer	JCIR
401-475-8564	212-835-8500
ir@ballys.com	baly@jcir.com

BALLY’S CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(In thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
Revenue:
Gaming	$516,057	$486,895
Non-gaming	102,425	111,825
Total revenue	618,482	598,720

Operating (income) costs and expenses:
Gaming	236,144	217,661
Non-gaming	48,111	52,344
General and administrative	248,436	251,608
Gain from sale-leaseback, net	—	(374,186)
Depreciation and amortization	159,746	74,561
Total operating costs and expenses	692,437	221,988
(Loss) income from operations	(73,955)	376,732

Other (expense) income:
Interest expense, net	(73,131)	(63,264)
Other non-operating income, net	4,554	2,610
Total other expense, net	(68,577)	(60,654)

(Loss) income before income taxes	(142,532)	316,078
Provision for income taxes	31,382	137,742
Net (loss) income	$(173,914)	$178,336

Basic (loss) earnings per share	$(3.61)	$3.28
Weighted average common shares outstanding - basic	48,119	54,420
Diluted (loss) earnings per share	$(3.61)	$3.24
Weighted average common shares outstanding - diluted	48,119	55,089

BALLY’S CORPORATION

Revenue and Reconciliation of Net (Loss) Income and Net (Loss) Income Margin to
Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)

	Three Months Ended March 31,
(In thousands, except percentages)	2024	2023
Revenue	$618,482	$598,720

Net (loss) income	$(173,914)	$178,336
Interest expense, net of interest income	73,131	63,264
Provision for income taxes	31,382	137,742
Depreciation and amortization	159,746	74,561
Non-operating (income) expense (1)	997	(3,857)
Foreign exchange (gain) loss	(2,816)	4,308
Transaction costs(2)	6,794	22,018
Restructuring charges(3)	18,613	16,822
Share-based compensation	3,058	6,040
Gain on sale-leaseback, net	—	(374,186)
Planned business divestiture(4)	—	1,864
Other(5)	(523)	(557)
Adjusted EBITDA	$116,468	$126,355
Rent expense associated with triple net operating leases(6)	$31,647
Adjusted EBITDAR	$148,115

Net (loss) income margin	(28.1)%	29.8%
Adjusted EBITDA margin	18.8%	21.1%
________________________________
(1)    Non-operating (income) expense includes: (i) change in value of commercial rights liabilities, (ii) gain on extinguishment of debt, (iii) non-operating items of equity method investments including our share of net income or loss on an investment and depreciation expense related to our Rhode Island joint venture, and (iv) other (income) expense, net.
(2)    Includes acquisition, integration and other transaction related costs, financing costs incurred in connection with the prior year sale lease-back transaction, and costs incurred to address the Standard General takeover bid.
(3)    Restructuring charges representing the severance and employee related benefits related to the announced Interactive business restructuring initiatives and the closure of the Company’s Tropicana Las Vegas property on April 2, 2024.
(4)    Losses related to a North America Interactive business that Bally’s was marketing as held-for-sale in 2023.
(5)    Other includes the following items: (i) non-routine legal expenses and settlement charges for matters outside the normal course of business, (ii) storm related insurance and business interruption recoveries, and (iii) other individually de minimis expenses.
(6)    Consists of the operating lease components contained within our triple net master lease with GLPI for the real estate assets used in the operation of Bally’s Evansville, Bally’s Dover, Bally’s Quad Cities, Bally’s Black Hawk, Hard Rock Biloxi and Bally’s Tiverton, the individual triple net lease with GLPI for the land underlying the operations of Tropicana Las Vegas, and the triple net lease assumed in connection with the acquisition of Bally’s Lake Tahoe for real estate and land underlying the operations of the Bally’s Lake Tahoe facility.

BALLY’S CORPORATION
Revenue and Segment Adjusted EBITDAR (unaudited)

	Three Months Ended March 31,
(In thousands)	2024	2023
Revenue
Casinos & Resorts	$342,329	$328,786
International Interactive	234,683	245,572
North America Interactive	41,470	24,362
Total	$618,482	$598,720

Adjusted EBITDAR(1)
Casinos & Resorts	$89,418	$105,123
International Interactive	83,532	80,301
North America Interactive	(10,158)	(10,563)
Other	(14,677)	(17,268)
Total	$148,115
________________________________
(1)    Segment Adjusted EBITDAR is Bally’s reportable segment GAAP measure and its primary measure for profit or loss for its reportable segments. “Segment Adjusted EBITDAR” is Adjusted EBITDA (as defined above) for Bally’s reportable segments, plus rent expense associated with triple net operating leases for the real estate assets used in the operation of the Bally’s casinos and the assumption of the lease for real estate and land underlying the operations of the Bally’s Lake Tahoe property. For the International Interactive, North America Interactive, and Other segments, segment Adjusted EBITDAR and segment Adjusted EBITDA are equivalent due to a lack of triple net operating lease for real estate assets used in those segments.

BALLY’S CORPORATION

Selected Financial Information (unaudited)

Balance Sheet Data

(in thousands)	March 31, 2024	December 31, 2023
Cash and cash equivalents	$169,356	$163,194
Restricted cash	141,533	152,068

Term Loan Facility(1)	$1,901,238	$1,906,100
Revolving Credit Facility	355,000	335,000
5.625% Senior Notes due 2029	750,000	750,000
5.875% Senior Notes due 2031	735,000	735,000
Less: Unamortized original issue discount	(22,775)	(23,756)
Less: Unamortized deferred financing fees	(38,093)	(39,709)
Long-term debt, including current portion	$3,680,370	$3,662,635
Less: Current portion of Term Loan and Revolving Credit Facility	$(19,450)	$(19,450)
Long-term debt, net of discount and deferred financing fees; excluding current portion	$3,660,920	$3,643,185

Cash Flow Data

	Three Months Ended March 31,
(in thousands)	2024	2023	2022
Capital expenditures	$28,053	$43,678	$54,516
Cash paid for capitalized software	13,583	7,143	14,956
Acquisition of gaming licenses	1,211	1,900	860
Cash payments associated with triple net operating leases(2)	29,951	29,094	10,000
________________________________
(1)    In 2023, the Company entered certain currency swaps to synthetically convert $500 million of its Term Loan Facility to €461.6 million fixed-rate Euro-denominated instrument due October 2028 paying a weighted-average fixed-rate coupon of approximately 6.69% per annum. The Company also entered certain currency swaps to synthetically convert $200 million notional amount of its floating rate Term Loan Facility to an equivalent £159.2 million GBP-denominated floating rate instrument with tenor of the swap instrument due October 2026. As part of the Company’s risk management program, managing our overall interest rate exposure, the Company entered into $500 million notional in interest rate collar arrangements maturing in 2028 where our SOFR floating rate interest is capped at 4.25%, with a weighted average SOFR floor rate of 3.22%, pursuant to the interest rate collar arrangements.
(2)    Consists of payments made in connection with Bally’s triple net operating leases, as defined above.